UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2018

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue
2nd Floor
New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

Gener8 Maritime, Inc. (the “Company”) hereby files this current report on Form 8-K/A (the “Amendment”) to amend the original Form 8-K filed with the Securities and Exchange Commission on April 3, 2018 (the “Original Form 8-K”), for the purpose of including Exhibits 10.1, 10.2 and 10.3 to the Original Form 8-K. This Amendment restates the Original Form 8-K in its entirety.

Item 1.01              Entry into a Material Definitive Agreement.

Gener8 Maritime, Inc. (the “Company”) is a party to (i) a $963,743,455 Facility Agreement, dated as of August 31, 2015 (as amended, modified, restated and/or supplemented from time to time, the “KEXIM Credit Agreement”), among Gener8 Maritime Subsidiary VIII Inc., as borrower, Gener8 Maritime Subsidiary V, as shareholder, the Company, as parent guarantor, the guarantors party thereto, the lenders party thereto, Nordea Bank AB (publ), New York Branch (“Nordea”), as facility agent for the lenders, and certain other parties thereto; (ii) a $385,227,495 Facility Agreement, dated as of November 30, 2015 (as amended, modified, restated and/or supplemented from time to time, the “Sinosure Credit Agreement”), among Gener8 Maritime Subsidiary VII, Inc. (“Subsidiary VII”), as borrower, Gener8 Maritime Subsidiary V, as shareholder, the Company, as parent guarantor, the guarantors party thereto, the lenders party thereto, Nordea, as facility agent for the lenders, and certain other parties thereto and (iii) a $581,000,000 Credit Agreement, dated as of September 3, 2015 (as amended, modified, restated and/or supplemented from time to time, the “Nordea Credit Agreement”), among the Company, Gener8 Maritime Subsidiary II Inc., as borrower, the lenders party thereto from time to time, Nordea, as facility agent, and certain other parties thereto.

On March 28, 2018, the Company and certain of its subsidiaries entered into a Consent, Supplemental and Amendment Letter in respect of the KEXIM Credit Agreement (the “KEXIM Consent”), which provides for the consent of the agents and lenders under such facility to the proposed merger (the “Euronav Merger”) of the Company with and into Euronav MI, Inc., a wholly-owned subsidiary of Euronav NV (“Euronav”), and the waiver and amendment of certain provisions under such facility which would (x) restrict any merger, change of control or prepayment of the Company’s senior unsecured notes due 2020 (the “Blue Mountain Notes”) in connection with the Euronav Merger or (y) require the continued public listing of the Company following the completion of the Euronav Merger.  In addition, the KEXIM Consent provides for (i) the consent of the agents and lenders to the proposed sale (the “INSW Sale”) of the shares of Subsidiary VII, the sole member of six limited liability companies which hold title to six VLCC vessels, to International Seaways, Inc. or any other buyer and (ii) certain customary operational and other amendments to the KEXIM Credit Agreement following the effectiveness of the Euronav Merger.

The KEXIM Consent also provides that the parties will work toward the implementation of the following additional amendments on or before June 30, 2018: (i) amendments to permit the transfer of the vessels under such facility from the vessel owning subsidiaries to Euronav and the assumption of the related loan obligations by Euronav, (ii) amendments to change the financial reporting standards from US GAAP to IFRS, (iii) amendments to the definition of “Change of Control” to refer to Euronav, (iv) amendments to the change of control mandatory prepayment provision to provide that any “Change of Control” would result in an obligation to prepay the facility in full not later than 60 days following such “Change of Control”, (v) amendments of the financial covenants to require consolidated working capital of not less than $0, free liquid assets of not less than the higher of $50,000,000 and 5% of total indebtedness, minimum cash of $30,000,000, and a minimum stockholders’ equity to total assets ratio of 30%, (vi) an amendment of the restricted payments covenant providing that dividends and other distributions can be made subject to there being no event of default and compliance with financial covenants, (vii) amendments of the security cover covenant to require, for each vessel transferred to Euronav, a minimum vessel value of 145% of the aggregate principal amount of the related vessel loan, (viii) amendments to the cross-default event of default to include a 30 day grace period and a minimum threshold of $10,000,000, (ix) amendments to the event of default resulting from the seizure or arrest of a vessel to include a minimum threshold of $10,000,000, (x) amendments to the public listing covenant to include First Market of Euronext Brussels or any other reputable international stock exchange reasonably approved by the majority lenders, (xi) certain other amendments conforming certain terms and conditions of the KEXIM Credit Agreement to the terms and conditions of other Euronav indebtedness, and (xii) certain customary operational and other amendments to the KEXIM Credit Agreement.

On March 29, 2018, the Company and certain of its subsidiaries entered into a Consent, Supplemental and Amendment Letter in respect of the Nordea Credit Agreement (the “Nordea Consent”), which provides for the consent of the agents and lenders under such facility to the Euronav Merger and the waiver and amendment of certain provisions under such facility which would (x) restrict any merger, change of control or prepayment of the Blue Mountain Notes in connection with the Euronav Merger or (y) require the continued public listing of the Company following the completion of the Euronav Merger.  In addition, the Nordea Consent also provides for (i) the consent of the agents and lenders to the INSW Sale, (ii) a guaranty by Euronav of the obligations under the Nordea Credit Agreement and (iii) certain customary operational and other amendments to the Nordea Credit Agreement following the effectiveness of the Euronav Merger.

On April 2, 2018, the Company and certain of its subsidiaries entered into a Consent, Supplemental and Amendment Letter in respect of the Sinosure Credit Agreement (the “Sinosure Consent”), which provides for the consent of the agents and lenders under such facility to Euronav Merger and the waiver and amendment of certain provisions under such facility which would (x) restrict any merger, change of control or prepayment of the Blue Mountain Notes in connection with the Euronav Merger or (y) require the continued public listing of the Company following the effectiveness of the Euronav Merger.

The effectiveness of the KEXIM Consent, Nordea Consent and Sinosure Consent is subject to customary conditions, including “know your customer” due diligence by the lenders.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1

Consent, Supplemental and Amendment Letter, dated as of  March 29, 2018, by and between Gener8 Maritime Subsidiary II Inc.; Gener8 Maritime, Inc.; Nordea Bank AB (publ), New York Branch; the Lenders party thereto; and Euronav NV.

10.2

Consent, Supplemental and Amendment Letter, dated as of  April 2, 2018, by and between Gener8 Maritime Subsidiary VII Inc.; Gener8 Maritime, Inc.; the Owner Guarantors party thereto; Nordea Bank AB (publ), New York Branch, Citibank, N.A., London Branch; the Original Lenders party thereto; Euronav NV; and Euronav MI Inc.

10.3

Consent, Supplemental and Amendment Letter, dated as of  March 28, 2018, by and between Gener8 Maritime Subsidiary VIII Inc.; Gener8 Maritime, Inc.; Gener8 Maritime Subsidiary V Inc.; the Owner Guarantors party thereto; Nordea Bank AB (publ), New York Branch, Citibank, N.A., London Branch; and Euronav NV.

Additional Information and Where to Find It

In connection with the proposed transaction between Gener8 and Euronav, Gener8 and Euronav intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Euronav registration statement on Form F-4 that includes a proxy statement of Gener8 and that also constitutes a prospectus of Euronav. The definitive proxy statement/prospectus will be delivered to shareholders of Gener8. INVESTORS AND SECURITY HOLDERS OF GENER8 AND EURONAV ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GENER8, EURONAV AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Gener8 and Euronav through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Gener8 (when available) will be available free of charge on Gener8’s internet website at www.gener8maritime.com. Copies of the documents filed with the SEC by Euronav (when available) will be available free of charge on Euronav’s internet website at www.euronav.com.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, Gener8, Euronav, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Gener8 and Euronav shareholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC and other relevant documents to be filed with the SEC. Information about the directors and executive officers of Gener8 and Euronav is set forth in the proxy statement/prospectus, Gener8’s Proxy Statement filed with the SEC on April 6, 2017, Gener8’s Current Report on Form 8-K filed with the SEC on March 14, 2018 and Euronav’s Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on April 14, 2017. These documents will be available free of charge from the sources indicated above.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Consent, Supplemental and Amendment Letter, dated as of  March 29, 2018, by and between Gener8 Maritime Subsidiary II Inc.; Gener8 Maritime, Inc.; Nordea Bank AB (publ), New York Branch; the Lenders party thereto; and Euronav NV.

10.2

Consent, Supplemental and Amendment Letter, dated as of  April 2, 2018, by and between Gener8 Maritime Subsidiary VII Inc.; Gener8 Maritime, Inc.; the Owner Guarantors party thereto; Nordea Bank AB (publ), New York Branch, Citibank, N.A., London Branch; the Original Lenders party thereto; Euronav NV; and Euronav MI Inc.

10.3

Consent, Supplemental and Amendment Letter, dated as of  March 28, 2018, by and between Gener8 Maritime Subsidiary VIII Inc.; Gener8 Maritime, Inc.; Gener8 Maritime Subsidiary V Inc.; the Owner Guarantors party thereto; Nordea Bank AB (publ), New York Branch, Citibank, N.A., London Branch; and Euronav NV.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Executive Vice President and Secretary

DATE: April 4, 2018